FOR IMMEDIATE RELEASE

Norfolk Southern appoints Sanborn chief operating officer; Wheeler to retire

NORFOLK, Va., July 27, 2020 – Norfolk Southern Corporation (NYSE: NSC) today announced its board of directors has appointed Cindy Sanborn executive vice president and chief operating officer, effective Sept. 1, 2020. Sanborn will succeed Michael Wheeler, who will retire from the company effective Oct. 1, 2020.

“When we began the search for our next chief operating officer, we looked for an experienced executive who could lead our operations and build on our successful implementation of precision-scheduled railroading. We are proud to welcome Cindy Sanborn, one of the freight rail industry’s leading operations experts, to the Norfolk Southern team as we work together to lower our operating ratio and deliver shareholder value,” said Norfolk Southern Chairman, President and CEO James A. Squires.

“Norfolk Southern is combining precision-scheduled railroading with a superior service product to create long-term value for shareholders,” said Sanborn. “I look forward to working with the NS management team to build on the momentum that’s already well under way.”

Squires continued, “On behalf of the Board, I thank Mike for the many contributions he made during his 35-year tenure at Norfolk Southern. We wish him all the best.”

“It has been a privilege to be a part of Norfolk Southern and I am proud of all that we have accomplished, especially over the last few years,” said Wheeler. “I am confident in the future success of Norfolk Southern and look forward to working closely with Cindy to ensure a seamless handoff of leadership responsibilities.”

Sanborn joins Norfolk Southern from Union Pacific Corporation, where she most recently served as vice president, network planning and formerly oversaw all activities in the northern region. Prior to Union Pacific, Sanborn served as executive vice president and chief operating officer at CSX. She held various leadership positions during her 30-year tenure at CSX, including executive vice president of operations, vice president and chief transportation officer, and vice president – northern region. Sanborn earned an undergraduate degree from Emory University and an MBA from the University of Miami.

About Norfolk Southern

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,500 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern is a major transporter of industrial products, including chemicals, agriculture, and metals and construction materials. In addition, the railroad operates the most extensive intermodal network in the East and is a principal carrier of coal, automobiles, and automotive parts.

Forward-looking statements

This news release contains forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements reflect our good-faith evaluation of information currently available. These forward-looking statements are subject to a number of risks and uncertainties, and our actual results may differ materially from those projected. Please refer to our annual and quarterly reports filed with the SEC for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

Media Inquiries:

Media Relations, 404-420-4444 (media.relations@nscorp.com)

Investor Inquiries:

Pete Sharbel, 470-867-4807 (peter.sharbel@nscorp.com)

http://www.norfolksouthern.com

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